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                                AMENDMENT 2006-1
                                     TO THE
                   STUART M. ESSIG RESTRICTED UNITS AGREEMENT
                         DATED AS OF DECEMBER 22, 2000


         AMENDMENT, dated as of October 30, 2006, between Integra LifeSciences Holdings Corporation, a Delaware Corporation (the "Company") and Stuart M. Essig (the "Executive").

                                    RECITALS

         WHEREAS, pursuant to a Restricted Units Agreement, dated as of December 22, 2000, (the "RSU Agreement") the Company granted to Executive an aggregate of 1,250,000 restricted units (the "Units") that represented an equal number of shares of restricted common stock of the Company, par value $0.01 per share, ("Common Stock") under the Integra LifeSciences Holdings Corporation 2000 Equity Incentive Plan;

         WHEREAS, the RSU Agreement provided that if Executive was employed by the Company on December 31, 2005, the Units awarded to Executive would be paid to him on January 1, 2006;

         WHEREAS, the RSU Agreement also provided that during the 20-year period ending June 30, 2005, Executive had the right to defer delivery of the shares of Common Stock of the Company corresponding to the Units (the "Unit Shares") on as many occasions as Executive determines by providing written notice to the Company no less than six months prior to the next scheduled delivery date for the Unit Shares (which was extended to twelve months pursuant to Executive's Second Amended and Restated Employment Agreement, dated as of July 27, 2004);

         WHEREAS, on December 21, 2004, Executive elected to defer receipt of 500,000 of the Unit Shares to March 4, 2008;

         WHEREAS, on January 3, 2006, the 750,000 Unit Shares that were not deferred pursuant to Executive's prior deferral election were distributed to him;

         WHEREAS, after the grant of the Units to Executive, section 409A was added to the Internal Revenue Code of 1986, as amended (the `Code");

         WHEREAS, based on the available guidance issued under section 409A of the Code, it was determined that the provisions of section 409A of the Code apply to the Unit Shares that have not previously been paid;

         WHEREAS, the Company and Executive mutually desire to amend the RSU Agreement to comply with the requirements of section 409A of the Code; and

         WHEREAS, Section 11 of the RSU Agreement provides that the RSU Agreement may be amended if the amendment is agreed to in writing between Executive and the Company.

         NOW, THEREFORE, the Company and Executive hereby agree that the RSU Agreement shall be amended as follows:

         1. Effective as of January 1, 2005, Section 4(a) of the RSU Agreement is hereby amended in its entirety to read as follows:

                  "(a) The shares of Common Stock underlying the Units (the "Unit Shares") shall be paid out to Executive as follows, if Executive is still employed by the Company on December 31, 2005; (i) 750,000 Unit Shares on January 3, 2006, and (ii) 500,000 Unit Shares on March 4, 2008, or as soon as administratively practicable thereafter; provided, however, that Executive may subsequently defer the receipt of the Unit Shares covered by clause (ii) to a later date if the election to defer meets the following requirements: (x) the election to defer is made at least 12 months prior to the date the Unit Shares are scheduled to be delivered, (y) the new delivery date is no sooner than 5 years from the date the Unit Shares were scheduled to be delivered, and (z) the new election is irrevocable, but shall not become effective for 12 months after the date the election is made. Notwithstanding the immediately preceding sentence, if the election to defer is made by December 31, 2007, the requirements of clauses (x),
                  (y) and (z) shall not be applicable and Executive may choose any delivery date after December 31, 2007. If the election to defer delivery is made after December 31, 2007, the delivery date can be delayed as many times as Executive desires; provided that the latest an election can be made is June 30, 2020 and the latest the delivery date can be paid is June 30, 2025. Notwithstanding the foregoing, if a Change in Control (as defined in the Employment Agreement) occurs prior to the delivery date designated by Executive, the Unit Shares shall be delivered to Executive on the date of the Change in Control; provided, however, that such delivery shall only occur if the Change in Control meets the requirements of section 409A(a)(2)(v) of the Internal Revenue Code of 1986, as amended (the "Code"), and its corresponding regulations."

         2. Effective as of January 1, 2005, a new Section 20 is hereby added to the end of the RSU Agreement to read as follows:

                  "20. SECTION 409A OF THE CODE. Notwithstanding anything in this Agreement to the contrary, this Agreement is intended to be operated in compliance with the requirements of section 409A of the Code and its corresponding regulations and related guidance. As a result, the Company shall not make any payments under this Agreement earlier than the earliest date permitted by section 409A of the Code, or later than the latest date permitted by section 409A of the Code, if, as determined in the reasonable judgment of the Company, payment on the originally scheduled date would cause Executive to incur adverse tax consequences under section 409A of the Code. Further, the Company may make any amendments to this Agreement as it deems necessary and appropriate for the Agreement to

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

                  comply with the requirements of section 409A of the Code, and the consent of Executive is not required for such amendment of the Agreement."

         3. In all respects not modified by this Amendment 2006-1, the RSU Agreement is hereby ratified and confirmed.

         IN WITNESS WHEREOF, the Company and Executive agree to the terms of the foregoing Amendment 2006-1, effective as of January 1, 2005.


         INTEGRA LIFESCIENCES HOLDINGS
         CORPORATION

         By:/s/ Richard E. Caruso                          /s/ Stuart M. Essig
            -----------------------                        -------------------
            Name: Richard E. Caruso                        Executive
            Title: Chairman

            10/30/06                                       10/30/06
            -----------------------                        ---------------------
            Date                                           Date

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